                                                                    Exhibit 12.1

                                 AMAZON.COM, INC
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                SIX MONTHS      NINE MONTHS             Year Ended
                                                                  ENDED            ENDED         -------------------------
                                                                  Jun-99           Sep-99         Dec-98           Dec-97
                                                                 ---------       ---------       ---------       ---------
Net loss                                                         $(199,675)      $(396,755)      $(124,546)      $ (31,020)

Equity in losses of equity-method investees                         13,517          36,876           2,905              --
                                                                 ---------       ---------       ---------       ---------
Net loss before equity in losses of equity-method investees       (186,158)       (359,879)       (121,641)        (31,020)
                                                                 ---------       ---------       ---------       ---------

Plus fixed charges:
      Interest expense including amortization                       44,954          18,017          26,639             326
          of debt issuance costs
      Assumed interest element included in
          rent expense (1)                                           1,375           2,752           2,833             700
                                                                 ---------       ---------       ---------       ---------
                                                                    46,329          20,769          29,472           1,026
                                                                 ---------       ---------       ---------       ---------

      Adjusted earnings (loss)                                    (139,829)       (339,110)        (92,169)        (29,994)
      Fixed charges                                                (46,329)        (20,769)        (29,472)         (1,026)
                                                                 ---------       ---------       ---------       ---------
                                                                 $(186,158)      $(359,879)      $(121,641)      $ (31,020)
                                                                 =========       =========       =========       =========



                                                                                              PERIOD FROM
                                                                                              JULY 5, 1994
                                                                        Year Ended           (INCEPTION) TO
                                                                -------------------------      DECEMBER 31,
                                                                  Dec-96          Dec-95           1994
                                                                ---------       ---------       ---------
Net loss                                                        $  (6,246)      $    (303)      $     (52)

Equity in losses of equity-method investees                            --              --              --
                                                                ---------       ---------       ---------
Net loss before equity in losses of equity-method investees        (6,246)           (303)            (52)
                                                                ---------       ---------       ---------

Plus fixed charges:
      Interest expense including amortization                           5              --              --
          of debt issuance costs
      Assumed interest element included in
          rent expense (1)                                             90               4              --
                                                                ---------       ---------       ---------
                                                                       95               4              --
                                                                ---------       ---------       ---------

      Adjusted earnings (loss)                                     (6,151)           (299)            (52)
      Fixed charges                                                   (95)             (4)             --
                                                                ---------       ---------       ---------
                                                                $  (6,246)      $    (303)      $     (52)
                                                                =========       =========       =========

--------------------
(1) total rent expense for the period times the Company's estimated incremental borrowing rate. This is the portion of rental expense which the Company believes to be representative of interest cost.


                                     - 2 -